UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2015

GLOBAL BLOOD THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 East Jamie Court, Suite 101

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 23, 2015, the Board of Directors (the “Board”) of Global Blood Therapeutics, Inc. (the “Company”), appointed Philip Pizzo, M.D., to fill the vacancy on the Board as a Class II director and as a member of the Nominating and Corporate Governance Committee of the Board.

Dr. Pizzo currently serves as the David and Susan Heckerman Professor of Pediatrics and of Microbiology and Immunology at Stanford School of Medicine and is a founding director of the Stanford Distinguished Careers Institute. Since 2013, he has served on the board of directors of MRI Interventions, Inc., a publicly-traded medical device company. He previously served as Dean of the Stanford School of Medicine from 2001 to 2012, where he was also the Carl and Elizabeth Naumann Professor of Pediatrics and of Microbiology and Immunology. Before joining Stanford, he was the physician-in-chief of Children’s Hospital in Boston and chair of the Department of Pediatrics at Harvard Medical School from 1996 to 2001. Prior to that, Dr. Pizzo was at the National Cancer Institute, eventually serving as chief of pediatrics and acting scientific director in the Division of Clinical Sciences. Dr. Pizzo is the author of more than 630 scientific articles and 16 books and monographs, has received numerous awards and honors, is a member of the Institute of Medicine, and serves on several international boards. Dr. Pizzo holds a B.A. from Fordham University and an M.D. from the University of Rochester, School of Medicine.

Upon his appointment to the Board, Dr. Pizzo was granted an option to purchase 30,000 shares of the Company’s Common Stock at an exercise price of $46.49 per share, the closing price of the Company’s common stock on the Nasdaq Global Select Market on the grant date, which will vest in equal monthly installments during the three years following the grant date, subject to Dr. Pizzo’s continued service on the Board.

Dr. Pizzo is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Pizzo and any other persons pursuant to which he was selected as a director.

Item 7.01	Regulation FD Disclosure

On September 24, 2015, the Company issued a press release announcing Dr. Pizzo’s appointment to the Board. A copy of this press release is furnished as Exhibit 99.1 to this report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated September 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2015	Global Blood Therapeutics, Inc.

	By:	/s/ John Schembri
John Schembri
Vice President, Finance and Administration

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated September 24, 2015